UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 5, 2015 (May 3, 2015)

Cyan, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35904	20-5862569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1383 N. McDowell Blvd., Suite 300
Petaluma, CA 94954
(Address of principal executive offices, including zip code)
(707) 735-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger
On May 3, 2015, Cyan, Inc., a Delaware Corporation (the “Company” or “Cyan”), Ciena Corporation, a Delaware Corporation (“Parent” or “Ciena”), and Neptune Acquisition Subsidiary, Inc., a Delaware Corporation and a wholly owned subsidiary of Parent (“Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). Immediately following the consummation of the Merger, the Surviving Corporation will merge with and into Parent (the “Second Step Merger”) and thereafter the separate existence of the Surviving Corporation will cease. For U.S. federal income tax purposes, the Merger and the Second Step Merger, considered together as a single integrated transaction, are intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not otherwise defined have the meaning set forth in the Merger Agreement.
At the Effective Time of the Merger, each share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares directly owned by the Company, Parent or Sub, or any of their respective wholly owned subsidiaries (other than Sub), or shares with respect to which appraisal rights are properly exercised under Delaware Law) will be cancelled and converted into the right to receive merger consideration having a value at closing of 0.224 shares (“Aggregate Exchange Ratio”) of Parent common stock, determined as follows: (i) a number of shares of validly issued, fully paid and nonassessable shares of Parent common stock equal to the product of the (A) Aggregate Exchange Ratio multiplied by (B) 0.89 (such product, the “Stock Consideration”); (ii) an amount of cash, without interest, equal to the product of (A) the Aggregate Exchange Ratio multiplied by (B) 0.11 multiplied by (C) the volume weighted average price per share of Parent common stock on the New York Stock Exchange on the last trading day immediately prior to the Closing (such product, the “Cash Consideration”); and (iii) any cash paid in lieu of fractional shares of Parent common stock (collectively, the “Merger Consideration”). No consideration will be issued in the Second Step Merger.
In addition, in connection with the transactions contemplated by the Merger Agreement, all options to acquire shares of Company Common Stock that are outstanding and unexercised (whether or not vested) will be converted into and become options to purchase shares of Parent common stock. Additionally, all restricted stock units that remain unvested will be converted into and become restricted stock units of Parent. With respect to any such equity awards so assumed by Parent, such equity awards will be assumed on terms substantially the same as those in effect prior to the assumption, except for adjustments to the underlying number of shares and the exercise price based on an exchange ratio reflected in the Merger Agreement.
Each share of Company Common Stock subject to a restricted stock unit that is vested but not yet settled as of the Effective Time of the Merger will be converted into the right to receive the same merger consideration as provided with respect to a share of Company Common Stock as described above, and any such holder will be entitled to receive the Merger Consideration with respect to each such share of Company Common Stock on the terms and conditions set forth in the Merger Agreement.
The consummation of the Merger will be conditioned on (i) the expiration of the applicable waiting period under the Hard-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the issuance of legal opinions by legal counsel to Parent and legal counsel the Company that the Merger, and the Second Step Merger, considered together as a single integrated transaction, will constitute a reorganization within the meaning of Section 368(a) of the Code, (iii) the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Company annual meeting or any adjournment or postponement thereof to adopt the Merger Agreement (the “Company Stockholder Approval”), (iv) the affirmative vote by a majority of the outstanding shares of Company Common Stock present or represented by proxy at the Company annual meeting or any adjournment or postponement thereof approving issuances of Company Common Stock upon conversion of the Company Convertible Notes and exercise of the Company Warrants, including approval of such issuances to certain affiliates of the Company (the “Company NYSE Stockholder Approval”) and (v) other customary conditions.
The Merger Agreement contains customary representations, warranties and covenants of the parties. In addition, under the terms of the Merger Agreement, the Company has agreed not to solicit or otherwise facilitate any alternative Takeover Proposal (as defined in the Merger Agreement), subject to customary exceptions that permit the Company to respond to any unsolicited Takeover Proposal, provided that (among other things) the Company’s board of directors has determined in good faith that the failure to do so would reasonably be expected to result in a violation of its fiduciary duties, and the Company has complied with certain notice requirements. The Company is also permitted to change its recommendation in favor of the Merger (an “Adverse Recommendation Change”) in response to an Intervening Event or Superior Proposal (both as defined in the Merger Agreement) (subject to giving Parent three business days’ notice of its intention to do so and, among other things, making available the Company’s representatives to discuss and negotiate with Parent in good faith any amendments Parent desires to make to its proposal), provided that the Company’s board of directors has determined in good faith that the failure to do so would reasonably be expected to result in a violation of its fiduciary duties.
The Merger Agreement also provides for certain mutual termination rights of Parent and the Company, including the right of either party to terminate the Merger Agreement if the Merger is not consummated by November 30, 2015. Either party may also terminate the Merger Agreement if an order permanently restraining, enjoining, or otherwise prohibiting consummation of the Merger shall become final and non-appealable, if the Company Stockholder Approval has not been obtained at the Company annual meeting or if the other party shall have breached any representations and warranties made in, or obligations under, the Merger Agreement and such breach would cause a failure of the other party’s conditions to close the Merger. In addition, Parent may terminate the Merger Agreement if the Company’s board of directors makes an Adverse Recommendation Change, and the Company may terminate the Merger Agreement if the Company’s board of directors makes an Adverse Recommendation Change in respect of a Superior Proposal and substantially simultaneously with such termination enters into a definitive agreement with respect to such Superior Proposal, in each case prior to the Company Stockholder Approval having been obtained.
Under certain circumstances, including if the Merger Agreement is terminated by Parent as a result of the Company’s board of directors failing to recommend the Merger to the Company stockholders or making an Adverse Recommendation Change or by the Company as a result of the Company’s board of directors making an Adverse Recommendation Change in respect of a Superior Proposal and substantially simultaneously with such termination entering into a definitive agreement with respect to such Superior Proposal, in each case prior to the Company Stockholder Approval having been obtained, the Company shall be obligated to pay Parent a termination fee equal to $15 million (the “Termination Fee”). The termination fee is also payable if, after a Takeover Proposal is made, the Company stockholders fail to approve the Merger or certain other events occur under which the Merger Agreement is terminated, and the Company subsequently enters into an agreement in respect of a Takeover Proposal within 12 months of termination of the Merger Agreement. The Company shall also be obligated to pay Parent an expense reimbursement of up to $2 million if a Takeover Proposal is made and the Company stockholders fail to approve the Merger or certain other events occur under which the Merger Agreement is terminated (which will be credited against any Termination Fee that may be subsequently paid).

In order to induce Parent and Sub to enter into the Merger Agreement, certain stockholders of the Company agreed to enter into voting agreements with Parent (the “Voting Agreements”) concurrent with the execution and delivery of the Merger Agreement. Shares held by these parties subject to the Voting Agreements represent, in the aggregate, approximately 40% of the outstanding shares of Company Common Stock. Subject to the terms and conditions of the Voting Agreements, such stockholders agreed, among other things, to vote all of their shares in favor of the Merger Agreement and the transactions contemplated thereby and against any Takeover Proposal or other action that would impede the consummation of the Transaction.

The foregoing descriptions of the Merger Agreement and the form of Voting Agreement do not purport to be complete and are qualified in its entirety by reference to the Merger Agreement the form of Voting Agreement, which are attached as Exhibits 2.1 and 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement and form of Voting Agreement have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, Parent or Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement and form of Voting Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement and form of Voting Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement and form of Voting Agreement.
Item 8.01. Other Events
Due to the Company’s entry into the Merger Agreement, the board of directors of the Company has postponed the 2015 Annual Meeting of Stockholders that had been scheduled for May 21, 2015 in order to allow the Company to combine its annual meeting with the meeting of the Company’s stockholders required to vote on the proposed Merger. The Company will provide information related to the rescheduled meeting at a later date.

Cautionary Statement Regarding Forward Looking Statements
This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to Cyan or Ciena, the management of either such company or the proposed transaction between Cyan and Ciena, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Cyan and Ciena undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the networking industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents Cyan and Ciena have filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that (1) Cyan and Ciena may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Cyan and Ciena or such integration may be more difficult, time-consuming or costly than expected; (4) Cyan’s and/or Ciena’s businesses may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with customers or retaining key employees; (6) the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; or (7) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by Cyan and Ciena. Neither Cyan nor Cyan gives any assurance that either Ciena or Cyan will achieve its expectations. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Cyan and Ciena described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. All forward-looking statements included in this document are based upon information available to Cyan and Ciena on the date hereof, and neither Cyan nor Ciena assumes any obligation to update or revise any such forward-looking statements.
Additional Information and Where to Find It
This document relates to a proposed transaction between Cyan and Ciena, which will become the subject of a registration statement and joint proxy statement/prospectus forming a part thereof to be filed with the SEC by Ciena. This document is not a substitute for the registration statement and joint proxy statement/prospectus that Ciena will file with the SEC or any other documents that Cyan or Ciena may file with the SEC or send to stockholders in connection with the proposed transaction. Before making any voting decision, investors and security holders are urged to read the registration statement, joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

Investors and security holders will be able to obtain free copies of the registration statement, joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Cyan or Ciena through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the joint proxy statement/prospectus, once it is filed, from Cyan by accessing Cyan’s website at investor.cyaninc.com/investors/default.aspx or upon written request to ir@cyaninc.com.
Participants in Solicitation
Cyan, Ciena and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cyan’s stockholders in connection with the proposed transaction. Information regarding Cyan’s directors and executive officers is contained in the proxy statement for Cyan’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2015. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing

Cyan’s website at investor.cyaninc.com/investors/sec-filings/default.aspx. Information regarding Ciena’s executive officers and directors is contained in the proxy statement for Ciena’s 2015 Annual Meeting of Stockholders filed with the SEC on February 11, 2015. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Ciena’s website at www.ciena.com. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 3, 2015, by and among Ciena Corporation, Neptune Acquisition Subsidiary, Inc. and Cyan, Inc.
99.1	Form of Voting Agreement*

*Certain schedules and exhibits to this agreement have been omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyan, Inc.

By:	/s/ Kenneth M. Siegel
	Name:	Kenneth M. Siegel
	Title:	Vice President and General Counsel
Date: May 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 3, 2015, by and among Ciena Corporation, Neptune Acquisition Subsidiary, Inc. and Cyan, Inc.
99.1	Form of Voting Agreement*

 *Certain schedules and exhibits to this agreement have been omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.